UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 17, 2007
Date of Report (Date of earliest event reported)
Syntax-Brillian Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50289	05-0567906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 N. Desert Drive
Tempe, Arizona
85281
(Address of Principal Executive Offices) (Zip Code)

(602) 389-8888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 17, 2007, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market indicating that as a result of the appointment of John S. Hodgson, a previously independent director, as our Chief Financial Officer, we no longer comply with Nasdaq’s majority independent director requirement as set forth in Nasdaq Marketplace Rule 4350. Our Board of Directors currently consists of five independent directors and five non-independent directors.
     Nasdaq provides us with a period in which to cure the non-compliance related to the majority independent director requirement. As a result, we have until March 31, 2008 to cure the deficiency or we will be subject to delisting. We are currently interviewing a number of qualified independent director candidates that would permit us to cure the deficiency.
     A copy of the press release announcing our receipt of the Nasdaq deficiency letter is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number

99.1	Press release from Syntax-Brillian Corporation, dated October 22, 2007, entitled “Syntax-Brillian Corporation Announces Receipt of Nasdaq Deficiency Letter”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTAX-BRILLIAN CORPORATION
Date: October 22, 2007	By:	/s/ John S. Hodgson
John S. Hodgson
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press release from Syntax-Brillian Corporation, dated October 22, 2007, entitled “Syntax-Brillian Corporation Announces Receipt of Nasdaq Deficiency Letter”